UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On June 30, 2008, WMS Industries Inc. (the “Corporation”) entered into Amendment No. 2 to its unsecured $100 million Credit Agreement, dated as of May 1, 2006, with the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, LaSalle Bank National Association, as Syndication Agent and Bank of America, N.A., as Documentation Agent (the “Credit Agreement”).   The maturity date remains December 31, 2009.

Amendment No. 2 to the Credit Agreement amends the Corporation’s obligations regarding limitations on capital expenditures excluding capital expenditures relating to our gaming operations.

The entire text of Amendment No. 2 to the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2008, Brian R. Gamache assumed the responsibilities of Chairman in addition to Chief Executive Officer, Orrin J. Edidin succeeded Mr. Gamache as the Corporation’s President, Kenneth Lochiatto succeeded Mr. Edidin as Executive Vice President and Chief Operating Officer, Patricia C. Barten assumed the responsibilities of Executive Vice President, Continuous Improvement, and Larry J. Pacey assumed the responsibilities of Executive Vice President, Global Products and Chief Innovation Officer.  Pursuant to the Corporation’s By-laws, unless otherwise provided by resolution of the Board, each officer’s term of office expires at the meeting of the Board following the next annual meeting of the Corporation’s stockholders, and an officer may be removed from office by the Board at any time, with or without cause. For more information, please see the Corporation’s press release included in its Form 8-K filed on May 9, 2008.

Also, on July 1, 2008, the Corporation entered into amendments to each of the Executive Employment Agreements between the Corporation and Messrs. Gamache, Edidin, Schweinfurth and Pacey to ensure that the timing of any severance or other post-employment payments will satisfy exemptions available under Internal Revenue Code Section 409A or otherwise satisfy the requirements of Section 409A.

Additionally, Mr. Gamache’s employment agreement was revised to: (i) provide him and his family with continuing health benefits post-employment, (ii) extend Mr. Gamache’s covenant to refrain from competing with or soliciting for employment any employees of the Corporation from two years to four years, and (iii) to revise the provision relating to his employment benefits to (a) eliminate the maximum limit on Mr. Gamache’s retirement benefits, (b) increase the annual amount of such benefits to the greater of (1) an amount equal to 50% of his annual base salary at the time of his retirement or (2) $432,000 and (c) change the timing of the payout of the retirement benefits such that the annual benefits will continue for a four year period commencing on the first day of the seventh month following retirement and that, on the first day of the forty-ninth month, the Corporation will pay the remaining retirement benefits in a lump sum discounted to the then present value.  The Compensation Committee of the Board of Directors also approved salary increases effective July 1, 2008 for each of Messrs. Edidin, Lochiatto and Pacey and Ms. Barten such that their base salaries increased to $600,000, $375,000, $500,000 and $350,000, respectively.

The amendments to the Executive Employment Agreements of Messrs. Gamache, Edidin and Schweinfurth are attached as Exhibits 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

The Corporation employs Mr. Pacey pursuant to an Employment Agreement, dated September 7, 2005, with an initial term of two years, subject to automatic rolling extensions at the end of each two-year period.  Under the Agreement Mr. Pacey may earn a bonus of up to seventy-five percent (75%) of his base salary pursuant to an annual performance based program, subject to the requirement that such bonus will be no less than thirty-seven and one half percent (37.5%) of his base salary.  Mr. Pacey may participate in all benefit plans and perquisites generally available to our senior executives.

The Corporation may terminate Mr. Pacey’s agreement for “cause”, which includes failure to perform his duties, death or disability for a period of three months, violations of the Corporation’s Code of Conduct or a violation of a criminal law or other action which might be reasonably likely to result in the loss of gaming license held by the Corporation or its affiliates.  Upon any termination of the employment agreement by the Corporation, other than for cause, the Corporation would be obligated to pay him twenty-four months of base salary.  Additionally, if Mr. Pacey terminates his employment within 60 days after a change-in-control event, the Corporation would be obligated to pay him twenty-four months of base salary.  Upon a change-in-control event involving an acquisition of the Corporation’s voting stock, all of Mr. Pacey’s unexpired unvested options and stock equity grants will immediately vest.  Mr. Pacey’s employment agreement also contains a non-competition agreement whereby Mr. Pacey will refrain from competing with or soliciting for employment any employees of the Corporation for a period of up to twenty-four months.

The Corporation has also agreed with Mr. Pacey pursuant to a Deferred Compensation Agreement, dated January 27, 2008, to contribute $100,000 each year for a maximum of ten (10) years to a employer contribution account under the WMS Industries Inc. Nonqualified Deferred Compensation Plan.  Mr. Pacey will vest in such contribution account only if he remains continuously employed with the Corporation until February 1, 2018.  In addition, if Mr. Pacey’s employment is terminated prior to the vesting date as a result of death, disability or termination by the Corporation, other than for cause, he will become 100% vested in the contribution account, however, the Corporation’s obligation to make contributions shall cease on the date of any such termination.  Mr. Pacey’s Deferred Compensation Agreement is subject to the terms and conditions of the WMS Industries Inc. Nonqualified Deferred Compensation Plan.

Mr. Pacey’s Employment Agreement, the amendment thereto and a Deferred Compensation Agreement with the Corporation are attached as Exhibits 10.5, 10.6 and 10.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibits                   Description

10.1
Amendment No. 2 to Credit Agreement, dated as of June 30, 2008, between the Corporation and the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, LaSalle Bank National Association, as Syndication Agent and Bank of America, N.A., as Documentation Agent.

10.2	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Brian R. Gamache.

10.3	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Orrin J. Edidin.

10.4	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Scott D. Schweinfurth.

10.5	Employment Agreement, dated September 7, 2005, between the Corporation and Larry J. Pacey.

10.6	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Larry J. Pacey.

10.7	Deferred Compensation Agreement, dated January 27, 2007, between the Corporation and Larry J. Pacey.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS Industries Inc.

/s/ Kathleen J. McJohn
Name: Kathleen J. McJohn
Title: Vice President, General Counsel and Secretary

Date: July 3, 2008

Exhibit Index

Exhibits	Description
10.1
Amendment No. 2 to Credit Agreement, dated as of June 30, 2008, between the Corporation and the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, LaSalle Bank National Association, as Syndication Agent and Bank of America, N.A., as Documentation Agent.

10.2	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Brian R. Gamache.
10.3	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Orrin J. Edidin.
10.4	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Scott D. Schweinfurth.
10.5	Employment Agreement, dated September 7, 2005, between the Corporation and Larry J. Pacey.
10.6	Amendment to Executive Employment Agreement, dated July 1, 2008, between the Corporation and Larry J. Pacey.
10.7	Deferred Compensation Agreement, dated January 27, 2007, between the Corporation and Larry J. Pacey.